SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: November 27, 2002

MEDIABIN, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-24087	58-1741516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3525 Piedmont Road
7 Piedmont Center, Suite 600
Atlanta, Georgia 30305-1530
(Address, Including Zip Code, of Principal Executive Offices)

(404) 264-8000
(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events

On November 27, 2002, MediaBin, Inc. (“MediaBin”) announced the Company’s plans to hold a Special Meeting of Shareholders of the Company in mid-December 2002, in Atlanta, Georgia to consider and act upon a proposal to authorize the Board of Directors, in its discretion, to amend the MediaBin Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock. MediaBin also announced that the purpose of the reverse stock split is to increase the trading price and to increase the number of shares available for issuance. In its announcement, MediaBin noted that it is seeking investment and that such investment, if consummated, would likely involve the issuance of significant additional shares at a price that is likely to be materially below the recent trading price.

A copy of the press release issued by MediaBin dated November 27, 2002 announcing the Special Shareholder Meeting is attached as an exhibit hereto and is hereby incorporated by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1    Text of Press Release, dated November 27, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIABIN, INC.

By:	/S/ HAINES H. HARGRETT
Haines H. Hargrett, Chief Financial Officer

Dated: November 27, 2002